UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

October 1, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02         Termination of a Material Definitive Agreement

As previously disclosed, on July 22, 2022, CervoMed Inc. (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC, as sales agent and/or principal (the “Agent”), pursuant to which the Company was entitled to sell up to an aggregate of $20,000,000 of shares of the Company’s common stock, par value $0.001 (the “Shares”), from time to time through the Agent in “at-the-market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended (the “ATM Offering”).

On October 1, 2024, pursuant to and in accordance with Section 12(b) of the Sales Agreement, the Company notified the Agent that the Company is terminating the Sales Agreement, effective October 11, 2024. The Company is not subject to any termination penalties or other expenses related to the termination of the Sales Agreement and, prior to termination, no Shares were sold in the ATM Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 22, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Chief Financial Officer & General Counsel